Exhibit 99.1

THE NECESSITY RETAIL REIT CLOSES ON THE PLANT IN SAN JOSE, CA FOR $175 MILLION AS PART OF THE PREVIOUSLY ANNOUNCED $1.3 BILLION OPEN-AIR SHOPPING CENTER ACQUISITION

- 80 Properties Closed Year-to-Date for $1.2 Billion -

- Final $65 Million Property Expected to Close Upon Completion of Loan Assumption -

NEW YORK – May 31, 2022 – The Necessity Retail REIT, Inc. (Nasdaq: RTL) (“RTL” or the “Company”) announced today that the Company, through its operating partnership, completed the acquisition of The Plant, a 509,000 square foot open-air shopping centers in San Jose, CA for approximately $175.0 million, excluding closing costs. The closing is the sixth tranche from the previously announced agreement to acquire a portfolio of 81 Power, Anchored and Grocery Centers1 from certain subsidiaries of CIM Real Estate Finance Trust, Inc. for $1.3 billion. To date, 80 of the 81 properties have closed, representing $1.2 billion of the total $1.3 billion contract purchase price, and $110 million2 of the total $115 million annualized straight-line rent.

“The Plant is a highly desirable asset in the portfolio of open-air shopping centers we have acquired in 2022,” said Michael Weil, CEO of RTL. “We are excited to add The Plant to our portfolio and to now have completed over 90% of the CIM acquisition, based on purchase price. We have already started to benefit from the accretive impact of these acquisitions in the first quarter, and we look forward to realizing the long-term benefits we believe these properties will provide to RTL.”

Footnote

1 Portfolio includes 79 Power, Anchored and Grocery Centers and two single tenant properties.

2 Comprised of $72 million for properties acquired as of March 31, 2022 and $38 million for properties acquired subsequent to March 31, 2022. The amount for properties acquired subsequent to March 31, 2022 is based on seller data as of March 31, 2022.

About The Necessity Retail REIT Where America Shops

The Necessity Retail REIT (Nasdaq: RTL) is the preeminent publicly traded real estate investment trust (REIT) focused "Where America Shops". RTL acquires and manages a diversified portfolio of primarily necessity-based retail single tenant and open-air shopping center properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and other countries, as well as other public and private actors and companies, on the Company, the Company’s tenants, and the global economy and financial markets, and (b) that any potential future acquisition including the remaining property in the CIM portfolio is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the SEC after that date as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

ir@rtlreit.com

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